Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS

Company Reports 30% Top-Line Growth for Second Quarter 2017

Diluted Income Per Share Increased 48% to $0.80 for the Second Quarter 2017

Company Raises Full Year 2017 Revenue and Diluted Income Per Share Guidance

Fort Washington, PA—July 26, 2017—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter and six months ended June 30, 2017.

Dawn Zier, President and Chief Executive Officer, stated, “We are pleased to report our 16th consecutive quarter of strong top-line growth. Both new and reactivation customer revenues are growing at double-digit rates for the Nutrisystem brand.  Additionally, our newly launched South Beach Diet is resonating with consumers and is expanding our customer reach.”

Ms. Zier added, “As we turn our focus to 2018, we will continue to leverage our many strengths to provide customers with the products and tools they need to achieve their weight loss goals. We believe our multi-brand approach to the market has us well-positioned to deliver meaningful and ongoing shareholder value as the Nutrisystem brand commands a larger share of the expanding weight loss space and the South Beach Diet brand begins to grow.”

The following are key financial highlights for the period.  Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Second Quarter 2017 Compared to Second Quarter 2016

•	Revenue increased 30% to $194.9 million, compared to $149.8 million.
•	Gross margin increased 40 basis points to 54.3%, compared to 53.9%.
•	Net income increased 52% to $24.4 million, compared to $16.1 million.
•	Diluted income per common share increased 48% to $0.80, compared to $0.54.
•	Adjusted EBITDA increased 42% to $42.5 million, compared to $29.9 million.
•	The Board of Directors has declared a quarterly dividend of $0.175 per share, payable August 17, 2017 to stockholders of record as of August 7, 2017.

Mike Monahan, Chief Financial Officer, commented, “Our second quarter results demonstrate the strength of our business model as we improved both gross and operating margins. Based on our second quarter results and improved expectations for the second half of 2017 we are raising full year 2017 revenue and earnings per share guidance.”

Third Quarter and Updated Full Year 2017 Guidance

The Company’s third quarter and updated full year 2017 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Third quarter revenue is expected to be in the range of $153 to $158 million, net income   between $13.0 and $14.3 million, diluted income per common share between $0.42 and $0.47, and adjusted EBITDA between $25.6 and $27.6 million.

•

Full year 2017 revenue is now expected to be in the range of $684 to $694 million compared to the previous range of $650 to $665 million, net income between $56.1 and $59.0 million compared to the previous range of $49.9 to $52.9 million, diluted income per common share between $1.84 and $1.94 compared to the previous range of $1.65 to $1.75, and adjusted EBITDA between $107.1 and $111.3 million compared to the previous range of $100.0 to $104.5 million.

Conference Call and Webcast

Management will host a conference call to discuss second quarter 2017 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13666132.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation. The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company. EBITDA and adjusted EBITDA are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as third quarter and updated full year 2017 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the

Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures, including the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of 45 years. The Company’s multi-brand approach to weight loss includes two distinct programs for 2017. From the flagship Nutrisystem® brand comes the clinically-tested Nutrisystem® Lean13 program, designed to deliver weight loss of up to 13 pounds and seven inches in the first month. In 2017, South Beach Diet® became an all-new structured meal delivery weight-loss program following the acquisition of the brand in December 2015. Additional Nutrisystem branded weight-loss products include Fast 5 and Turbo 10, as well as multi-day kits and individual products at select retail outlets.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUE	$194,894	$149,823	$407,571	$311,933

COSTS AND EXPENSES:
Cost of revenue	89,097	69,142	187,327	147,700
Marketing	44,840	35,588	126,518	94,942
General and administrative	21,405	17,475	40,994	35,037
Depreciation and amortization	3,789	2,978	7,566	5,828
Total costs and expenses	159,131	125,183	362,405	283,507
Operating income	35,763	24,640	45,166	28,426
INTEREST (INCOME) EXPENSE, net	(2)	21	(26)	34
Income before income tax expense	35,765	24,619	45,192	28,392
INCOME TAX EXPENSE	11,330	8,501	13,273	9,722
Net income	$24,435	$16,118	$31,919	$18,670
BASIC INCOME PER COMMON SHARE	$0.82	$0.55	$1.07	$0.64
DILUTED INCOME PER COMMON SHARE	$0.80	$0.54	$1.05	$0.63
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,696	29,188	29,627	29,105
Diluted	30,206	29,461	30,096	29,414
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.35	$0.35

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	June 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,821	$9,623
Short term investments	35,286	23,873
Receivables	15,479	17,560
Inventories	27,919	38,504
Other current assets	8,506	10,084
Total current assets	133,011	99,644
FIXED ASSETS, net	31,797	32,643
INTANGIBLE ASSETS, net	13,584	14,084
DEFERRED INCOME TAXES	7,458	6,940
OTHER ASSETS	965	929
Total assets	$186,815	$154,240
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,747	$33,106
Accrued payroll and related benefits	7,801	10,351
Income taxes payable	6,061	228
Deferred revenue	8,776	7,482
Other accrued expenses and current liabilities	7,299	6,672
Total current liabilities	62,684	57,839
NON-CURRENT LIABILITIES	1,858	1,877
Total liabilities	64,542	59,716

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,555 at June 30, 2017 and 30,203 at December 31, 2016)	30	30
Additional paid-in capital	62,868	54,057
Treasury stock, at cost, 551 shares at June 30, 2017 and 517 shares at December 31, 2016	(9,902)	(8,329)
Retained earnings	69,296	48,799
Accumulated other comprehensive loss	(19)	(33)
Total stockholders’ equity	122,273	94,524
Total liabilities and stockholders’ equity	$186,815	$154,240

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$31,919	$18,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,566	5,828
Loss on disposal of fixed assets	0	104
Share–based compensation expense	5,274	3,666
Deferred income tax (benefit) expense	(534)	171
Other charges	12	1
Changes in operating assets and liabilities:
Receivables	2,081	2,828
Inventories	10,585	8,374
Other assets	1,542	3,061
Accounts payable	(489)	(10,029)
Accrued payroll and related benefits	(2,550)	(2,266)
Deferred revenue	1,294	2,651
Income taxes	5,842	5,558
Other accrued expenses and liabilities	254	778
Net cash provided by operating activities	62,796	39,395
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(17,702)	(10,998)
Proceeds from sales of short term investments	6,298	3,175
Capital additions	(5,736)	(6,569)
Net cash used in investing activities	(17,140)	(14,392)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	3,537	1,102
Employee tax withholdings related to the vesting of equity awards	(1,573)	(2,630)
Excess tax benefits from share-based compensation	0	1,396
Repurchase and retirement of common stock to satisfy employee tax withholdings	(785)	0
Payment of dividends	(10,637)	(10,375)
Net cash used in financing activities	(9,458)	(10,507)
NET INCREASE IN CASH AND CASH EQUIVALENTS	36,198	14,496
CASH AND CASH EQUIVALENTS, beginning of period	9,623	6,191
CASH AND CASH EQUIVALENTS, end of period	$45,821	$20,687

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$24,435	$16,118	$31,919	$18,670
Interest (income) expense, net	(2)	21	(26)	34
Income tax expense	11,330	8,501	13,273	9,722
Depreciation and amortization	3,789	2,978	7,566	5,828
EBITDA	39,552	27,618	52,732	34,254
Non-cash employee compensation expense	2,957	2,319	5,274	3,666
Adjusted EBITDA	$42,509	$29,937	$58,006	$37,920

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending September 30, 2017		Year Ending December 31, 2017
	Low	High	Low	High

Net income	$12,958	$14,286	$56,136	$59,009
Interest expense, net	25	25	30	30
Income tax expense	6,557	7,229	25,934	27,261
Depreciation and amortization	3,870	3,870	15,300	15,300
EBITDA	23,410	25,410	97,400	101,600
Non-cash employee compensation expense	2,190	2,190	9,700	9,700
Adjusted EBITDA	$25,600	$27,600	$107,100	$111,300